UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 03/27/2007 (03/21/2007)

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-30332	13-4098266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 299-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, NYMEX Holdings, Inc. (the “Company”) and certain selling stockholders (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters (a) 7,000,000 shares (the “Secondary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $133.36 per share, and (b) up to 1,050,000 shares of Common Stock (the “Option Shares”, collectively with the Secondary Shares the “Securities”) at the Underwriters’ option to cover over-allotments exercisable no later than 30 days after the date of the Underwriting Agreement, for resale by the Underwriters pursuant to Registration Statement No. 333-140845. The sale of the Secondary Shares pursuant to the Underwriting Agreement closed on March 27, 2007 and resulted in net proceeds to the Selling Stockholders of approximately $933.5 million.

In connection with the offering of the Securities, Banc of America Securities LLC agreed to purchase directly from the Selling Stockholders at the public offering price, but not in excess of $125 per share, up to $500 million of the Company’s Common Stock. The Company did not exercise this right and no such additional shares were purchased by Banc of America Securities LLC. The number of shares to be purchased by Banc of America Securities LLC, if any, was to be determined by the Company in its sole discretion, upon the execution of the Underwriting Agreement, and would have represented an amount equal to the difference, if any, between the number of shares initially offered by the Selling Stockholders and the number of shares sold in the offering of the Securities.

All but one of the Underwriters, either directly or through their affiliates, are members of the New York Mercantile Exchange, Inc. and own shares of the Company’s Common Stock. These Underwriters or their affiliates, as the case may be, pay customary fees to the Company in connection with their trading activity as members.

Certain of the Underwriters or their affiliates were Selling Stockholders in the offering of the Securities.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The Company is party to an agreement with J.P. Morgan Securities Inc. to participate in a securities lending program under which the Company lends out securities on deposit in its margin deposits and Guaranty Fund in exchange for cash collateral which, in turn, is invested on an overnight basis. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s securities or loans, if any.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Underwriting Agreement dated March 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ RICHARD D. KERSCHNER
Name:	Richard D. Kerschner
Title:	SVP – Corporate Governance and Strategic Initiatives

Date: March 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Underwriting Agreement dated March 21, 2007